Exhibit 1.1

American Homes 4 Rent

12,000,000

Class A Common Shares of Beneficial Interest,

$0.01 par value per share

Underwriting Agreement

August 14, 2017

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Citigroup Global Markets Inc.

c/o Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the “Underwriters”), an aggregate of 12,000,000 Class A common shares of beneficial interest of the Company, par value $0.01 per share (the “Class A Shares”) (the “Firm Shares”), and, at the election of the Underwriters, up to 1,800,000 additional Class A Shares (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

Concurrently with each Time of Delivery (as defined herein), the Company will contribute the net proceeds from the sale of the Shares sold by the Company hereunder to American Homes 4 Rent, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Company is the general partner, in exchange for Class A common units of limited partnership interest of the Operating Partnership (the “Class A Units”).

1.        The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(i)        An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-219720) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective upon filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented by the Preliminary Prospectus immediately prior to the Applicable Time (as defined in Section 1(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Basic Prospectus, such Pricing Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)        No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(iii)        For the purposes of this Agreement, the “Applicable Time” is 4:09 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus, as of the Applicable Time, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(iv)        The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v)        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(vi)        The Company is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Maryland, with requisite real estate investment trust power and authority to own, lease or operate its properties and to conduct its business as described in the Pricing Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares); each direct or indirect subsidiary of the Company listed on Schedule III hereto (each a “Company Subsidiary”) is duly organized and validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the state of its incorporation or organization, as applicable, with requisite corporate, limited liability company or limited partnership power and authority to own, lease or operate its properties and to conduct its business as described in the Pricing Prospectus, and the Operating Partnership has full limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the Company Subsidiaries are the only subsidiaries, direct or indirect, of the Company; no Company Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Company Subsidiary from the Company or from transferring any of such Company Subsidiary’s property or assets to the Company or any other Company Subsidiary; all of the outstanding limited liability company or partnership interests, as the case may be, of each of the Company Subsidiaries are, except as described in the Pricing Prospectus, owned by the Company or another Company Subsidiary free and clear of all liens, encumbrances and equities and claims;

(vii)        All of the issued and outstanding Class A Shares, Class B common shares of beneficial interest of the Company, Series A participating preferred shares of beneficial interest of the Company, Series B participating preferred shares of beneficial interest of the Company, Series C participating preferred shares of beneficial interest of the Company, Series D cumulative redeemable perpetual preferred shares of beneficial interest of the Company, Series E cumulative redeemable perpetual preferred shares of beneficial interest of the Company, Series F cumulative redeemable perpetual preferred shares of beneficial interest of the Company and Series G cumulative redeemable perpetual preferred shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have not been issued in violation of or subject to any preemptive right or other similar right of shareholders arising by operation of law, under the charter or bylaws, each as amended, of the Company, under any agreement to which the Company is a party or otherwise; all of the ownership interests of each Company Subsidiary, including the outstanding Class A Units, the Class B common units of limited partnership interest of the Operating Partnership, the Series C convertible units of limited partnership interest of the Operating Partnership, the Series D convertible units of limited partnership interest of the Operating Partnership, the Series E convertible units of limited partnership interest of the Operating Partnership, the Series F convertible units of limited partnership interest of the Operating Partnership and the Series G convertible units of limited partnership interest of the Operating Partnership have been duly and validly authorized and issued and unitholders have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units and have not been issued in violation of or subject to any preemptive right or other similar right of unitholders arising by operation of law, under the Agreement of Limited Partnership, dated as of November 21, 2012, as amended, by and among the Company, as the general partner of the Operating Partnership, and the limited partners listed therein (as amended from time to time, the “Operating Partnership Agreement”), or under any agreement to which the Operating Partnership is a party or otherwise; except as disclosed in or contemplated by the Pricing Prospectus and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any Company Subsidiary convertible into or exchangeable for any shares of beneficial interest (or limited liability company or partnership interests, as applicable) of the

Company or any such Company Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Company Subsidiary any such shares of beneficial interest (or limited liability company or partnership interests, as applicable) or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Company Subsidiary to issue or sell any shares of beneficial interest (or limited liability company or partnership interests, as applicable), any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(viii)        The Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the charter or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; and the form of certificates, if any, for the Shares conforms to the law of the jurisdiction of the Company’s formation and to any requirements of the Company’s charter, as amended;

(ix)        The Class A Units that will be exchanged for the net proceeds from the sale of the Shares by the Company hereunder have been duly authorized for issuance and delivery by the Operating Partnership to the Company and, when issued and delivered by the Operating Partnership to the Company, will be duly and validly issued and unitholders have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and delivery of such Class A Units by the Operating Partnership are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of unitholders arising by operation of law, under the Operating Partnership Agreement, under any agreement to which the Operating Partnership is a party or otherwise;

(x)        The Company and each Company Subsidiary is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole (a “Material Adverse Effect”);

(xi)        The Company and each Company Subsidiary has legal, valid and defensible title to all assets and properties reflected as owned by it in the Pricing Prospectus and the Prospectus (whether through fee ownership or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Pricing Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by the Company or any Company Subsidiary is held under a lease that is valid, existing and enforceable by the Company or the Company Subsidiaries, as applicable, with such exceptions as are disclosed in the Pricing Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Company

Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Company Subsidiary under any such lease, with such exceptions as are disclosed in the Pricing Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; no tenant under any lease to which the Company or any Company Subsidiary leases any portion of its property is in default under such lease, except as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Company Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company or any Company Subsidiary except as disclosed in both the Pricing Prospectus and the Prospectus or as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; title insurance in favor of the Company or the applicable Company Subsidiary has been obtained with respect to each property owned by any such entity in an amount that is customary for companies engaged in the same or similar businesses, except where the failure to maintain such title insurance could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any Company Subsidiary has sold or contracted to sell any real property except as disclosed in both the Pricing Prospectus and the Prospectus or as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

(xii)        The Company and each Company Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and each Company Subsidiary to conduct their respective businesses described in the Pricing Prospectus and the Prospectus, and none of the Company or any Company Subsidiary has received written notice of any infringement of or conflict with (and, upon due inquiry, none of the Company or any Company Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xiii)        The Company and the Company Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Company Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Company Subsidiaries as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xiv)        None of the Company or any Company Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xv)        None of the Company, any Company Subsidiary or any of their respective officers, trustees, directors, agents, employees or affiliates purporting to act on behalf of the Company or any Company Subsidiary, has within the past five years, directly or indirectly, (i) used corporate funds to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any unlawful payment or benefit to any domestic or foreign governmental official or employee, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law, or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Company Subsidiaries have instituted, maintain and enforce, and reasonably expect to continue to maintain and enforce, policies and procedures to ensure compliance with applicable anti-bribery and anti-corruption laws;

(xvi)        The Company has made an election to be taxed as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the provisions of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), commencing with its initial taxable year ending December 31, 2012; as of the Time of Delivery, and each Additional Time of Delivery, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT; the proposed method of operation of the Company as described in the Pricing Prospectus and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code and no actions have been taken (or not taken which are required to be taken) by the Company that could cause the Company to fail to qualify as a REIT; the Company has no intention of changing its operations or engaging in activities that could cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT;

(xvii)        There are no outstanding loans or advances or guarantees of indebtedness by the Company or any Company Subsidiary to or for the benefit of any of the officers, trustees, directors, affiliates or representatives of the Company or any Company Subsidiary or any of the members of the families of any of them;

(xviii)        Except with respect to the Underwriters, none of the Company or any Company Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(xix)        None of the Company or any Company Subsidiary is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under) (i) its respective charter, bylaws, limited liability company agreement, partnership agreement or other organizational documents, in each case as amended as of the date hereof (collectively, the “Charter Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or such Company Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Company Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(xx)        The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, and the issuance, sale and delivery of the Shares, the use of the proceeds from the sale of the Shares as described in the Pricing Prospectus and the Prospectus and the consummation by the Company and the Company Subsidiaries of the transactions contemplated hereby, and the compliance by the Company and the Company Subsidiaries with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Company Subsidiaries, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Company Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Company Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Company Subsidiary;

(xxi)        This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership;

(xxii)        The Shares conform in all material respects to the descriptions thereof contained in both the Pricing Prospectus and the Prospectus;

(xxiii)        No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company and the Operating Partnership of this Agreement or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) the registration under the Act of the Shares, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, if required, and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(xxiv)        The Company and each Company Subsidiary have all necessary licenses, permits, certificates, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and have obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in both the

Pricing Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any Company Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Company Subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect;

(xxv)        The copies of all contracts, agreements, instruments, rent rolls and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Underwriters or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

(xxvi)         Other than as set forth in both the Pricing Prospectus and the Prospectus and other than those that would not, individually or in the aggregate, have a Material Adverse Effect, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary or any of their respective properties, trustees, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency; other than the Underwriters, none of the Company or any Company Subsidiary has authorized anyone other than the Company’s trustees and officers to make any representations regarding the offer and sale of the Shares, or regarding the Company or such Company Subsidiary in connection therewith; and none of the Company or any Company Subsidiary has received notice of any order or decree preventing the use of the Pricing Prospectus or the Prospectus or any amendment or supplement thereto;

(xxvii)        Subsequent to the date of the Preliminary Prospectus, and except as may be otherwise stated in both the Pricing Prospectus and the Prospectus, there has not been (i) any event, circumstance or change that has, or could reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any Company Subsidiary, contemplated or entered into by the Company or any Company Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which is material to the Company or any Company Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any Company Subsidiary on any class of its equity shares (or limited liability company or partnership interests, as applicable) or any purchase by the Company or any Company Subsidiary of any of its outstanding shares of beneficial interest (or limited liability company or partnership interests, as applicable), or (v) any change of the shares of beneficial interest (or limited liability company or partnership interests, as applicable) or indebtedness of the Company or any Company Subsidiary;

(xxviii)        Neither the Company nor any Company Subsidiary is nor, upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in both the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder);

(xxix)        There are no persons with registration or other similar rights to have any securities registered by the Company under the Act other than pursuant to (i) the Registration Rights Agreement, dated June 10, 2013 between the Company and American Homes 4 Rent, LLC, as amended (the “AH LLC Registration Rights Agreement”), and (ii) the Agreement and Plan of Merger, dated as of July 1, 2014, among the Company, AMH Portfolio One, LLC, Beazer Pre-Owned Rental Homes, Inc. and KKR Fund Holdings, L.P. (the “Beazer Registration Rights Agreement,” and, together with the AH LLC Registration Rights Agreement, the “Registration Rights Agreements”);

(xxx)        None of the independent trustees named in the Pricing Prospectus and the Prospectus has, within the last five years, been employed by or affiliated, directly or indirectly, with the Company or any Company Subsidiary, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer, trustee or director of the Company or any Company Subsidiary or any of their respective affiliates other than as disclosed in the Prospectus;

(xxxi)        None of the Company, any Company Subsidiary or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA;

(xxxii)        None of the Company, any Company Subsidiary or any of their respective directors, trustees, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected, to cause or result, under the Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxxiii)        The Company and each Company Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by both the Pricing Prospectus and the Prospectus and as is customary for companies engaged in businesses similar to the business of the Company and the Company Subsidiaries, all of which insurance is in full force and effect;

(xxxiv)        The consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in both the Pricing Prospectus and the Prospectus fairly present in all material respects the financial condition of the Company as of the respective dates thereof, and the results of its operations for the periods then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis. All disclosures contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The pro forma financial information, including the notes thereto, included or incorporated by reference in both the Pricing Prospectus and the Prospectus fairly present in all material respects the information shown therein, have been prepared in all material respects in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The financial statements required by Rule 3-05 of Regulation S-X and related notes relating to American Residential Properties, Inc. (“ARPI”) incorporated by reference in both the Pricing Prospectus and the Prospectus were prepared by ARPI and the Company and were reviewed or audited, as described therein, by Ernst & Young LLP and comply, in all material respects, with the applicable requirements of Regulation S-X, and, to the Company’s knowledge after due inquiry, present fairly, in all material respects, the information set forth therein; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby;

(xxxv)        Ernst & Young LLP, who has certified certain financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, whose reports with respect to such financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus are included or incorporated by reference in the Pricing Prospectus and the Prospectus and who have delivered the comfort letters referred to in Section 8(d) hereof, are independent registered public accountants with respect to the Company within the meaning of the Act and the rules and regulations of the Commission thereunder. BDO USA, LLP, who has certified certain financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, whose reports with respect to such financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus are included or incorporated by reference in the Pricing Prospectus and the Prospectus and who have delivered the comfort letters referred to in Section 8(e) hereof, are independent registered public accountants with respect to the Company within the meaning of the Act and the rules and regulations of the Commission thereunder;

(xxxvi)        The Company maintains systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Pricing Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls; since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxxvii)        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Company Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(xxxviii)        None of the Company, any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any director, trustee, officer, employee, agent or affiliate of the Company or any Company Subsidiary, has made any payment of funds of the Company or any Company Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any employee, agent or affiliate of the Company or any Company Subsidiary, with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Company Subsidiary, threatened;

(xxxvix)        None of the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any director, trustee, officer, agent, employee or affiliate of the Company or any Company Subsidiary is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently subject to Sanctions, nor is the Company or any Company Subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”) and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or any activities in any Sanctioned Country or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and each Company Subsidiary have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(xl)        Any certificate signed by any officer of the Company or any Company Subsidiary delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or such Company Subsidiary to the Underwriters as to the matters covered thereby;

(xli)      (i) The Company and the Company Subsidiaries have accurately prepared and timely filed any and all material federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including without limitation, all material sales and use taxes and all material taxes which the Company and the Company Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions, (ii) no deficiency assessment with respect to a proposed adjustment of the federal, state, local or foreign taxes of the Company or any Company Subsidiary is pending or, to the best of the knowledge of the Company or any Company Subsidiary, threatened; and (iii) there is no material tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Company Subsidiary;

(xlii)        Except as described in both the Pricing Prospectus and the Prospectus or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Company Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Company Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Company Subsidiary, and (iv) to the knowledge of the Company or any Company Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Company Subsidiary relating to Hazardous Materials or any Environmental Laws;

(xliii)        Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company, any Company Subsidiary or any of their affiliates for employees or former employees of the Company, any Company Subsidiary or any of their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA;

(xliv)        No labor disturbance by or dispute with employees of the Company or any Company Subsidiary exists or, to the knowledge of the Company or any Company Subsidiary, is contemplated or threatened, and none the Company or any Company Subsidiary is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Company Subsidiary’s principal suppliers, contractors or customers (including, without limitation, Malibu Management Inc.), except as would not have a Material Adverse Effect;

(xlv)            Nothing has come to the attention of the Company or any Company Subsidiary that has caused the Company or any Company Subsidiary to believe that the statistical and market-related data included in each of the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xlvi)        No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in any of the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xlvii)        Neither the Company nor any of the Company Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the equity shares (or limited liability company or partnership interests, as applicable) or long-term debt of the Company or any of the Company Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Company Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(xlviii)        The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Equity Shares” and “Description of Common Shares,” insofar as they summarize the terms of the Class A Shares, and under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they summarize certain provisions of the laws and documents referred to therein, are accurate, complete and fair summaries of the matters referred to therein;

(xlix)      (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act; and

(l)        The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.        Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Share of $21.97, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,800,000 Optional Shares, at the applicable purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the Initial Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.        It is understood and agreed that the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.        (a) The Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Underwriters at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on August 18, 2017 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Underwriters in each written notice given by the Underwriters of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “Initial Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the Initial Time of Delivery, is herein called the “Additional Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)        The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California, 90071 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.        The Company agrees with each of the Underwriters:

(a)        To prepare the Prospectus in a form approved by you and to file such Prospectus required to be filed pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)        If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)        If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)        Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)        Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)        To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(g)        During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement, prospectus or prospectus supplement under the Act relating to, any securities of the Company that are substantially similar to the Class A Shares, including but not limited to any options or warrants to purchase Class A Shares or any equity securities similar to the Class A Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Class A Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Underwriters; provided, however, that (i) the Company Lock-Up Period with respect to any convertible or participating preferred shares shall end 30 days after the date of the Prospectus; (ii) the restrictions set forth in clauses (A) and (B) shall not apply to the issuance by the Company of Class A Shares of up to 10% of the outstanding Class A Shares of the Company as of the date of this Agreement and the issuance by the Operating Partnership of Class A Units of up to 10% of the outstanding Class A Units as of the date of this Agreement (excluding any Class A Units held by the Company), in each case, in connection with any acquisition transaction, and the filing of a registration statement on Form S-4 by the Company relating to such Class A Shares or Class A Units; provided, that in the case of this clause (ii), each recipient of such Class A Shares or Class A Units, if such Class A Shares or Class A Units are to be issued prior to the expiration of the Company Lock-Up Period, shall agree to be subject to the foregoing restrictions for the remainder of the Company Lock-Up Period; and (iii) on or after October 2, 2017, the Company may convert its outstanding Series A participating preferred shares of beneficial interest and/or its Series B participating preferred shares of beneficial interest and issue Class A Shares pursuant to such conversion in accordance with the respective terms of such preferred shares; provided that the total amount of Class A Shares issuable upon conversion of such preferred shares shall not exceed 13,000,000 Class A Shares in the aggregate;

(i)        To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i)        During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company furnished to or filed with the Commission as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company shall not be required to provide documents (x) that are available on the Company’s website or through the Commission’s Electronic Data Gathering, Analysis and Retrieval system or (y) the provision of which would violate Regulation FD as promulgated under the Exchange Act unless otherwise disclosed in a manner reasonably designed to provide broad, non-exclusionary distribution of the information to the public;

(j)        To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(k)        To use its best efforts to list the Shares for trading, subject to official notice of issuance, on the New York Stock Exchange (the “Exchange”) and to maintain such listing;

(l)        To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

(m)        Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.      (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II(a) hereto;

(b)        The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)        The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.

7.        The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus

and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among the Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all fees and expenses in connection with listing the Shares on the Exchange; (iv) the cost of preparing share certificates, if any; (v) the cost and charges of any transfer agent or registrar; (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

8.        The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)        The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)        Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)        Hogan Lovells US LLP, counsel for the Company, shall have furnished to you their written opinion, negative assurance letter and tax opinion substantially in the forms attached as Annexes IV(a), (b) and (c) hereto, respectively, dated such Time of Delivery;

(d)        On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you (i) a comfort letter or letters with respect to certain financial information of the Company and the Company Subsidiaries and (ii) a comfort letter or letters with respect to certain financial information of ARPI and its subsidiaries, in each case dated the respective dates of delivery thereof, in form and substance satisfactory to you (the forms of the letters delivered prior to the execution of this Agreement are attached as Annex I and Annex II hereto, respectively);

(e)        On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, BDO USA, LLP shall have furnished to you a comfort letter or letters with respect to certain financial information of the Company and the Company Subsidiaries, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the form of the letter delivered prior to the execution of this Agreement is attached as Annex III hereto);

(f)      (i) Neither the Company nor any Company Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the equity shares (or limited liability company or partnership interests, as applicable) or long-term debt of the Company or any Company Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Company Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g)        On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;

(h)        On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)        The Company shall have delivered to the Underwriters certificates executed by the chief operating officer and chief financial officer of the Company, dated as of the date this Agreement and as of such Time of Delivery, substantially in the form attached as Annex V and Annex VI, respectively, hereto in form and substance satisfactory to you;

(j)        The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)        The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8;

(l)        The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange; and

(m)        The Company shall have delivered to the Underwriters executed copies of a lock-up agreement from each person listed on Schedule IV hereto, substantially in the form attached as Annex VII in form and substance satisfactory to you.

9.      (a) The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 405), directors and officers, agents and employees and each person, if any, who controls, is under common control with or is controlled by, such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        to the extent that any such expense is not paid under clause (i) of this Section 9(a), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 9(a); provided, that (subject to Section 9(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; provided, however, that for the avoidance of doubt, any indemnification provided under this Section 9(a) shall not be duplicative; and

(iii)        to the extent that any such expense is not paid under clause (i) or clause (ii) of this Section 9(a), against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel (in addition to any local counsel)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 9(a); provided, however, that for the avoidance of doubt, any indemnification provided under this Section 9(a) shall not be duplicative;

provided, however, that Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.

(b)        Each Underwriter agrees to indemnify and hold harmless the Company and its trustees, the Operating Partnership and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with information relating to the Underwriters and furnished to the Company and the Operating Partnership in writing by the Underwriters expressly for use therein.

(c)        Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly as reasonably practicable after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, but the obligation to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9, and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party, and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of legal counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of legal counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. Notwithstanding the foregoing sentence, if an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company and the Operating Partnership, on the one hand, or the Underwriters, on the other hand, the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Operating Partnership and applied towards such losses, claims, liabilities, expenses and damages from persons other than the Underwriters, such as persons who control the Company and the Operating Partnership within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company and the Operating Partnership, who also may be liable for contribution) to which the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contributions pursuant to this subsection were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this subsection shall be deemed to include, for the purpose of this subsection, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with subsection (c) hereof. Notwithstanding the foregoing provisions of this subsection, no Underwriter shall be required to contribute any amount in excess of the commissions received by such Underwriter under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection, any person who controls a party to this Agreement within the meaning of the Act, and any officers, directors, partners, employees or agents of the Underwriters, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this subsection except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of subsection (c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to subsection (c) hereof.

(e)        The obligations of the Company and the Operating Partnership under this Section 9 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, trustee and director of the Company and the Operating Partnership and to each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act.

10.      (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to an Additional Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.        The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company or any officer or trustee or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.        If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Operating Partnership shall then be under any liability to any defaulting Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company and the Operating Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Operating Partnership shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.        In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

14.        In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile: (646) 291-1469, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Legal Officer.

15.        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Operating Partnership and, to the extent provided in Sections 9 and 11 hereof, the officers or trustees of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.        Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.        The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Operating Partnership, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Operating Partnership has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Operating Partnership agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

18.        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

19.    This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.    EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

21.    The Company, the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Operating Partnership.

Very truly yours,

AMERICAN HOMES 4 RENT

By:	/s/ David P. Singelyn
Name: David P. Singelyn
Title: Chief Executive Officer

AMERICAN HOMES 4 RENT, L.P.

By:	American Homes 4 Rent, its sole
General Partner

By:	/s/ David P. Singelyn
Name: David P. Singelyn
Title: Chief Executive Officer

(Signatures Continue on Following Page)

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director, Investment Banking

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam C. Pozza
Name: Adam C. Pozza
Title: Vice President